AMENDMENT AND WAIVER
                               OF THE TERMS OF THE
                AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                               CARLYLE GOLF, INC.

     WHEREAS, Carlyle Golf, Inc., a Colorado corporation (the"Corporation") is purchasing from Star Point Enterprises Inc, d/b/a Pro-Line Cap Company, a Texas corporation ("Seller"), certain assets relating to Seller's headwear manufacturing business pursuant to that certain Asset Purchase Agreement entered into effective December 31, 1996 among the Corporation, Seller and Laurence H. Anton (the "Asset Purchase Agreement"); and

     WHEREAS, in connection with the Asset Purchase Agreement (a) certain debtholders of Seller (the "Debtholders") have agreed to convert certain debt obligations of Seller into shares of the Corporation's Convertible Preferred Stock pursuant to that certain Debt Conversion and Registration Rights Agreement dated as of December 31, 1996 (the "Debt Conversion Agreement"), and
(b) Shirley G. Anton and Laurence H. Anton (the "Building Owner") have agreed to sell a building to the Corporation (the "Building Purchase Agreement") and to accept shares of the Corporation's Convertible Preferred Stock in partial consideration for the building; and

     WHEREAS, the terms negotiated between the parties to the Asset Purchase Agreement, the Debt Conversion Agreement and the Building Purchase Agreement regarding the Convertible Preferred Stock differ from the terms of the Convertible Preferred Stock set forth in Attachment A to the Corporation's Amended and Restated Articles of Incorporation, dated April 11, 1994 (the "Articles"), in ways which may be amended or waived by the holders of the Convertible Preferred Stock pursuant to Paragraph 4(c) of Attachment A to the Articles; and

     WHEREAS, the undersigned represent all of the persons entitled to receive Convertible Preferred Stock of the Corporation pursuant to the Asset Purchase Agreement, Debt Conversion Agreement, and the Building Purchase Agreement, and the undersigned have executed this Amendment and Waiver as a condition to conversion of the debt obligations and delivery of the Convertible Preferred Stock issuable pursuant to the Debt Conversion Agreement.

     NOW THEREFORE, the undersigned, being, for purposes of this Amendment and Waiver, all of the holders of the Convertible Preferred Stock, par value $.001 per share, of the Corporation, in accordance with paragraph 4(c) of the Terms of Convertible Preferred Stock (the "Terms") included as Attachment A to the Corporation's Articles, do hereby amend the terms of the Convertible Preferred Stock and waive any right the undersigned would otherwise have pursuant to the Articles that is inconsistent with terms set forth herein, including without limitation any rights included in any text deleted hereby, as follows:

     1. Paragraph 3(a) of the Terms is hereby amended by deleting the first sentence thereof and substituting the following:

     The holder of any share or shares of Convertible Preferred Stock shall have the right, at his, or its option, to convert all or any portion of such shares into fully paid and nonassessable shares of Common Stock of the Corporation at any time and from time to time after the first anniversary of the date of issuance. The number of shares of Common Stock into which the Convertible Preferred Stock is convertible shall be determined by dividing the Original Purchase Price of $1.00 per share by $2.50, subject to the making of any adjustment specified in subparagraph (d) hereof (the number of shares of Common Stock issuable at any time, giving effect to the latest prior adjustment pursuant to subparagraph (d) hereof, if any, in exchange for one share of Convertible Preferred Stock being hereinafter called the "Conversion Rate").

     2. Paragraph 3(d) of the Terms is hereby amended by deleting subparagraphs (iii) through (ix).

     3. The first phrase of the first sentence of Paragraph 4(a) of the Terms is hereby amended to read as follows:

          Except as provided herein or as required by the corporation law of the State of Colorado,

     4. Subparagraph (ii) of Paragraph 4(b) of the Terms is hereby amended and restated as follows:

          (ii) Amend the Articles of Incorporation of the Corporation if the amendment would:

               a) Increase or decrease the aggregate number of authorized shares of Convertible Preferred Stock;

               b) Effect an exchange or reclassification of all or part of the shares of Convertible Preferred Stock into shares of another class;

               c) Effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of Convertible Preferred Stock;

               d) Change the designation, preferences, limitations, or relative rights of all or part of the shares of Convertible Preferred Stock;

               e) Change the shares of all or part of Convertible Preferred Stock into a different number of shares of the same class;

               f) Create a new class of shares having rights or preferences with respect to distributions or dissolution that are prior, superior, or substantially equal to the shares of Convertible Preferred Stock;

               g) Increase the rights, preferences, or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distribution or to dissolution that are prior, superior, or substantially equal to the shares of Convertible Preferred Stock;

               h) Limit or deny an existing preemptive right of all or part of the shares of Convertible Preferred Stock; or

               i) Cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of Convertible Preferred Stock.

     5. Paragraph 5(f) of the Terms is hereby amended by adding to the end thereof the following language:

          or which results in aggregate gross proceeds to the Company of at least $5,000,000 and a price per share equal to at least 120% of the Conversion Price then in effect.

     6. The Terms are hereby further amended by adding a new Paragraph 6 as follows:

     6.  Redemption.

          The Convertible Preferred Stock may be redeemed, in whole but not in part, by the Corporation, in its sole discretion, upon thirty
     (30) days prior written notice to the holders thereof, if any time the closing price of the Corporation's Common Stock is 120% of the Conversion Price then in effect or higher, for a period of twenty
     (20) consecutive trading days.


     IN WITNESS WHEREOF the undersigned have caused this Amendment and Waiver to be signed this 24th day of January, 1997, effective as of December 31, 1996.

                                        The Debtholders:



                                        By: /s/  Shirley G. Anton
                                        Shirley G. Anton as Life Tenant


                                        By: /s/ Laurence H. Anton
                                        Laurence H. Anton as Remainderman

                                        Shirley Anton Ten-Year Grit Trust

                                        By: /s/ Laurence H. Anton
                                             Trustee



                                        /s/ Charles Anton
                                        Charles Anton, as an Individual


                                        The Building Owner:


                                        /s/ Shirley G. Anton
                                        Shirley G. Anton


                                        /s/ Laurence H. Anton
                                        Laurence H. Anton


ACKNOWLEDGED AND AGREED TO this 24th  day of January, 1997.


     CARLYLE GOLF, INC.



     By: /s/ Jerome M. Hause
     Its: President